Exhibit 99.1

For Immediate Release

MetaBank® announces partnership with InComm

SIOUX FALLS, S.D. (07/13/15) – MetaBank®, through its Meta Payment Systems® (MPS) division, recently entered into an agreement with InComm, a leading prepaid product and transaction services company with corporate headquarters in Atlanta, Ga. The Sioux Falls-based financial services company will become an issuing bank for InComm’s prepaid card programs.

“We’re excited to partner with InComm,” said Brad Hanson, President of MetaBank. “InComm is a well-known leader in the payments industry. The synergies between our two companies will mutually serve us well, paving the way for providing innovative electronic payment solutions to consumers through InComm’s extensive retail channel.”

“Expanding our bank partnerships to include MetaBank is an important and exciting step for InComm,” said Scott Meyerhoff, COO/CFO of InComm. “MetaBank is one of the premier institutions focused on prepaid products and services to the payments industry. We look forward to leveraging their strengths and experience in delivering our innovative financial service products.”

About InComm
Leveraging deep integrations into retailers’ point-of-sale systems, InComm provides connectivity to a variety of service providers that allow consumers to conduct everyday business at more than 450,000 points of retail distribution worldwide. Whether those consumers are activating prepaid products, paying bills, enjoying real-time discounts through a membership card, purchasing digital goods in-store or adding funds to an online account, InComm is there to provide unique gift-gifting opportunities, cater to on-the-go shoppers, deliver added value through loyalty programs and serve cash-based consumers. With 186 global patents, InComm is headquartered in Atlanta with a presence in over 30 countries in North and South America, Europe and the Asia-Pacific region. Learn more at www.incomm.com.

About MetaBank®
MetaBank, through its Meta Payment Systems® (MPS) division, delivers innovative financial products that change the way people use, borrow and manage money. Based in Sioux Falls, S.D., MPS is a recognized leader in the prepaid card industry and provides innovative payment solutions delivered nationally in collaboration with market-leading partners. MPS focuses on offering specific product solutions in the following areas: prepaid cards, credit products, electronic funds transfer and ATM sponsorship. Meta Financial Group, Inc.® (NASDAQ Global Market®: CASH), is the holding company for federally chartered savings bank MetaBank, Member FDIC. For more information, visit metapay.com.

Media Contact:
Eric Backstrom
Director of Marketing and Communications
5501 S. Broadband Lane
Sioux Falls, SD 57108
605.782.0908
ebackstrom@metapay.com

Meta Financial Group, Inc.®, ("Meta Financial" or "the Company" or "us") and its wholly-owned subsidiary, MetaBank® (the "Bank" or "MetaBank"), may from time to time make written or oral "forward-looking statements," including this press release, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as "will," "should," "expect," or similar words.  You should read statements that contain these words carefully because they discuss our future expectations or state other "forward-looking" information. These forward-looking statements include statements with respect to the Company's beliefs and expectations that are subject to significant risks, uncertainties and change based on various factors, many of which are beyond the Company's control.  The following factors, among others, could cause the Company's performance to differ materially from the expectations expressed in the forward looking statements: competition from the Company’s competitors; the strength of the United States economy in general; the timely development of and acceptance by users of new products and services offered by the Company as well as risks (including reputational) attendant thereto; the risks of dealing with or utilizing third parties; the impact of changes in financial services' laws and regulation; technological changes, including but not limited to the protection of electronic files or databases; litigation risk in general, including but not limited to those risks involving the MPS division; and the growth of the Company's business as well as expenses related thereto. Additional discussions of factors affecting the Company's business and prospects are contained in the Company's periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.